UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): August 21, 2008
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-12691	22-2286646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On August 21, 2008, Christopher M. Friedemann, Senior Vice President, Corporate Marketing of ION Geophysical Corporation (the “Company”), adopted a stock trading plan in accordance with the requirements specified in Rule 10b5-1 of the Securities Exchange Act of 1934. Mr. Friedemann adopted the plan as part of his personal long-term investment strategy for asset diversification and liquidity. Mr. Friedemann will have no control over the stock sales under the plan. The plan provides for the exercise of options to purchase an aggregate of up to 85,000 shares of the Company’s common stock and the subsequent sale of the acquired shares on the open market at prevailing market prices, in each case subject to minimum price thresholds. The plan expires in June 2010. As of August 21, 2008, Mr. Friedemann directly or indirectly owned options to purchase 195,000 shares of the Company’s common stock that are currently exercisable or are exercisable within 60 days.
     Transactions under the plan will commence no earlier than September 1, 2008, and will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. Except as may be required by law, the Company does not undertake any obligation to update or report any modification, termination, or other activity under the plan or any other plan that may be adopted by other officers or directors of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2008	ION GEOPHYSICAL CORPORATION
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

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